                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in this Form S-3 Registration Statement of Boston Properties, Inc. and to the incorporation by reference therein of our reports indicated below with respect to the financial statements indicated below of Boston Properties, Inc.

                                                            Date of
                                                            Independent
           Financial Statements                             Accountants Report
           --------------------                             ------------------

Financial statements of Boston Properties, Inc.             January 23, 1998,
as of December 31, 1997 and for the period from             except for
June 23, 1997 to December 31, 1997, and of                  Note 16 as to which
The Boston Properties Predecessor Group as of               the date is
December 31, 1996 and for the years ended                   February 2, 1998
December 31, 1996 and 1995, and for the period from January 1, 1997 to June 22, 1997.

Financial statement schedules of Boston Properties,
Inc. as of December 31, 1997.                               January 23, 1998

Statement of revenue over certain operating expenses of
Riverfront Plaza for the year ended December 31, 1997.      August 17, 1998

Statement of revenue over certain operating expenses
of Mulligan/Griffin Portfolio for the year ended
December 31, 1997.                                          August 14, 1998

Statement of revenue over certain operating expenses
of Carnegie Center Portfolio for the year ended
December 31, 1997.                                          July 30, 1998

Statement of revenue over certain operating expenses of
Prudential Center for the year ended December 31, 1997.     July 24, 1998

Statement of revenue over certain operating expenses
of Metropolitan Square for the year ended
December 31, 1997.                                          July 10, 1998

Statement of revenue over certain operating expenses of
Riverfront Plaza for the year ended December 31, 1996.      November 25, 1997

Statement of revenue over certain operating expenses
of Mulligan/Griffin Portfolio for the year ended
December 31, 1996.                                          November 20, 1997

Statement of revenue over certain operating expenses
of 100 East Pratt Street for the year ended
December 31, 1996.                                          November 3, 1997

Statement of revenue over certain operating expenses
of 875 Third Avenue for the year ended
December 31, 1996.                                          October 17, 1997

Statement of revenue over certain operating expenses of
280 Park Avenue for the year ended December 31, 1996.       October 17, 1997


                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                  PricewaterhouseCoopers LLP

Boston, Massachusetts
December 21, 1998